Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust (the Trust), comprising the SPDR Dow Jones Total Market ETF (formerly SPDR DJ Wilshire Total Market ETF), SPDR Dow Jones Large
Cap ETF (formerly SPDR DJ Wilshire Large Cap ETF), SPDR Dow Jones
Large Cap Growth ETF (formerly SPDR DJ Wilshire Large Cap Growth ETF),
SPDR Dow Jones Large Cap Value ETF (formerly SPDR DJ Wilshire Large
Cap Value ETF), SPDR Dow Jones Mid Cap ETF (formerly SPDR DJ
Wilshire Mid Cap ETF), SPDR Dow Jones Mid Cap Growth ETF (formerly
SPDR DJ Wilshire Mid Cap Growth ETF), SPDR Dow Jones Mid Cap Value
ETF (formerly SPDR DJ Wilshire Mid Cap Value ETF), SPDR Dow Jones
Small Cap ETF (formerly SPDR DJ Wilshire Small Cap ETF), SPDR Dow
Jones Small Cap Growth ETF (formerly SPDR DJ Wilshire Small Cap Growth
ETF), SPDR Dow Jones Small Cap Value ETF (formerly SPDR DJ Wilshire
Small Cap Value ETF), SPDR DJ Global Titans ETF, SPDR Dow Jones
REIT ETF (formerly SPDR DJ Wilshire REIT ETF), SPDR KBW Bank ETF,
SPDR KBW Capital Markets ETF, SPDR KBW Insurance ETF, SPDR
Morgan Stanley Technology ETF, SPDR S&P Dividend ETF, SPDR S&P
Biotech ETF, SPDR S&P Homebuilders ETF, SPDR S&P Metals & Mining ETF,
SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Oil &
Gas Exploration & Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR
S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR KBW Regional
Banking ETF, SPDR Barclays Capital 1-3 Month T-Bill ETF (formerly SPDR
Lehman 1-3 Month T-Bill ETF), SPDR Barclays Capital TIPS ETF, SPDR
Barclays Capital Intermediate Term Treasury ETF (formerly SPDR Lehman Intermediate Term Treasury ETF), SPDR Barclays Capital Long Term
Treasury ETF (formerly SPDR Lehman Long Term Treasury ETF), SPDR
Barclays Capital Aggregate Bond ETF (formerly SPDR Lehman Aggregate
Bond ETF), SPDR Barclays Capital Municipal Bond ETF (formerly SPDR
Lehman Municipal Bond ETF), SPDR Barclays Capital California Municipal
Bond ETF (formerly SPDR Lehman California Municipal Bond ETF), SPDR
Barclays Capital New York Municipal Bond ETF (formerly SPDR Lehman
New York Municipal Bond ETF), SPDR Barclays Capital Short Term
Municipal Bond ETF (formerly SPDR Lehman Short Term Municipal Bond
ETF), SPDR DB International Government Inflation-Protected Bond ETF,
SPDR Barclays Capital International Treasury Bond ETF (formerly SPDR
Lehman International Treasury Bond ETF), SPDR Barclays Capital High
Yield Bond ETF (formerly SPDR Lehman High Yield Bond ETF), SPDR
Barclays Capital Short Term International Treasury Bond ETF, SPDR
Barclays Capital Intermediate Term Credit Bond ETF, SPDR Barclays Capital
Long Term Credit Bond ETF, SPDR Barclays Capital Convertible Bond ETF,
SPDR Barclays Capital Mortgage Backed Bond ETF, and SPDR KBW Mortgage
Finance ETF, as of and for the year ended June 30, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered SPDR Series Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of SPDR Series
Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of June 30, 2009.

This report is intended solely for the information and use of management and the Board of Directors of SPDR Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




							/s/ Ernst & Young LLP


August 25, 2009